UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                      Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! VISA INC. 2023 Annual Meeting Vote by January 23, 2023 11:59 PM ET VISA VISA INC. P.O. BOX 193243 SAN FRANCISCO, CA 94119-3243 D93508-P82138 You invested in VISA INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on January 24, 2023. Get informed before you vote View the Notice and Proxy Statement and our Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 10, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* January 24, 2023 8:30 AM PT Virtually at: www.virtualshareholdermeeting.com/V2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Voting Items
Board Recommends
1. To elect the ten director nominees named in the proxy statement.
Nominees:
1a. Lloyd A. Carney For
1b. Kermit R. Crawford For
1c. Francisco Javier Fernández-Carbajal For
1d. Alfred F. Kelly, Jr. For
1e. Ramon Laguarta For
1f. Teri L. List For
1g. John F. Lundgren For
1h. Denise M. Morrison For
1i. Linda J. Rendle For
1j. Maynard G. Webb, Jr. For
2. To approve, on an advisory basis, the compensation paid to our named executive officers. For
3. To hold an advisory vote on the frequency of future advisory votes to approve executive compensation. 1 Year
4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023. For
5. To vote on a stockholder proposal requesting an independent board chair policy.
Against
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
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D93509-P82138